EXHIBIT 99.1
                                                                    ------------

                             U. S. GOLD CORPORATION

                             N E W S  R E L E A S E

          2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

       U.S. GOLD CORPORATION REPORTS CANYON RESOURCES BECOMES SHAREHOLDER
           OF MEXICAN AFFILIATE; UPDATES ACTIVITIES AT TONKIN SPRINGS

     Denver, CO.-August 31, 2004 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US8) reported today that Canyon Resources Corporation (AMEX: CAU) has elected to take 600,000 shares of Gold Resource Corporation stock (10%) in exchange for the $500,000 funding previously provided by Canyon to Gold Resource; and U.S. Gold provides an update on its 45% owned Tonkin Springs gold mine managed by 55% owner BacTech Mining Corporation (TSX-V: BM).

Gold Resource/El Aguila Property-

     Gold Resource is a private Colorado corporation whose largest shareholder is U.S. Gold with a 33% equity investment. Gold Resource is exploring its El Aguila high-grade gold/silver property in the state of Oaxaca, Mexico, with a view to achieving gold production in the near-term. "We are pleased that Canyon has elected to become a shareholder in Gold Resource as provided in the agreement reported August 18, 2003. Gold Resource now plans to move forward to develop the El Aguila property with 100% ownership," said William W. Reid, president of both U.S. Gold Corporation and Gold Resource Corporation. "Gold Resource has benefited from Canyon's input over the past year and we look forward to their continuing input as a significant shareholder," he said.

     An independent Scoping Study reported July 13, 2004 on the El Aguila property estimated hypothetical cash costs to produce an ounce of gold could be $107 (using silver revenues as a credit). The study was based on a 750 tonne/day milling rate project having capital cost of $11 million and a capital payback period of 8 months at a $375 per ounce gold price and a $6.00 per ounce silver price. Limited exploration drilling to date has encountered a continuous zone of high-grade gold/silver mineralization in a shallow, massive quartz body averaging 7.43 grams gold/tonne (0.22 ounces gold/ton), using a 2.5 grams gold/tonne cutoff, and 63 grams silver/tonne (1.84 ounces silver/ton). Additional drilling will be required prior to a development decision at El Aguila. "We are preparing for the next round of drilling at El Aguila and we are talking with several groups who have expressed possible interest in funding Gold Resource directly", said Mr. Reid.

     The El Aguila property covers a large and extensive geologic system where Tertiary rhyolite domes and flows have intruded, altered and, in part, replaced Cretaceous limestones, sandstones, shales and Tertiary andesites. The rhyolites have been extensively silicified and mineralized, yielding stockworks of quartz veins and massive, thick quartz veins and "mantos", particularly replacing limestones in sub-horizontal orientations. Extensive potential exists in this large, robust, high-value gold/silver geologic system.

Tonkin Springs Mine-

     In keeping its shareholders up to date on activities at its Tonkin Springs mine in Eureka County, Nevada, U.S. Gold emphasized the 36 square mile property's strategic location on one of the world's great gold trends that is also one of the "hottest" gold trends today, the Cortez trend. Nevada is a world leader in gold production per unit area and the Carlin and the Cortez trends constitute two of the most prolific gold belts in the world. New world-class gold discoveries are still being made in Nevada, most recently on the Cortez trend, the 5.5 million-ounce Cortez Hills gold discovery by Placer Dome. The Cortez Hills discovery is reported to have a 400-foot long intercept averaging
1.5 ounces gold per ton creating the catalyst for the current increased exploration excitement on the Cortez trend. The Tonkin Springs mine property is strategically located on Nevada's Cortez trend adjoining Placer's property on Placer's southern boundary.

     "Placer's discovery of their 10-million ounce Pipeline gold deposit about 10 years ago and now their Cortez Hills discovery and an additional discovery at ET Blue (less than five miles from USGL property line), underscores the prolific nature of this Cortez trend and each of these discoveries has moved closer to our common boundary," said William W. Reid, president of U.S. Gold. Placer has also leased and is exploring the property adjoining the eastern side of the Tonkin Springs property he said. Placer Dome is U.S. Gold's fourth largest shareholder. "Tonkin Springs has to be one of the most under-explored large properties on this trend today as U.S. Gold acquired this property in 1984 and circumstances have not allowed full exploration of this property." Most exploration has been confined to our "mine corridor", a 3 mile long portion of 12 miles of strike length of Tonkin Springs on this trend, where 2,600 drill holes averaging only 198 feet deep, have defined a gold resource of 1.2 million ounces. "Considering this much gold from very shallow drilling in the Upper Plate rocks and the knowledge that many new discoveries are 1,500 feet deep or so, you get excited about a possible deeper source for existing gold at Tonkin Springs," said Mr. Reid. "In addition, there are about 8 miles of strike length on the Tonkin Springs portion of this prolific trend that has never been drill-tested and yet a few years ago our then partner drilled close to Placer's property near our northern boundary and discovered a new mineralized system (anomalous and low-grade gold) that no one expected to exist. This new discovery has yet to have follow-up drilling and was before Placer's new discoveries in this area. That discovery at Tonkin Springs is now a prime area for exploration."

     BacTech Mining recently announced their previous exploration plan of step-out and infill drilling around known mineralization at Tonkin Springs would be modified to include deeper drilling to investigate Lower Plate geology.

     U.S. Gold is expected to enter the ranks of the gold producers as BacTech moves the Tonkin Springs property toward gold production. An independent engineering firm, Micon International Limited ("Micon"), completed a feasibility study in April 2004 that showed gold production of approximately 100,000 ounces of gold per year for five years for Tonkin Springs. BacTech filed to update existing permits or get new permits with the regulatory agencies in March 2004 and is also working on an Environmental Impact Study for the planned operation at Tonkin Springs. BacTech recently disclosed they are continuing to optimize the planned project based on ongoing testing and as a result the specific production targets of the Micon feasibility plan may change and such changes will be incorporated into the current permitting process.

     "Our Tonkin Springs agreement with BacTech does not require U.S. Gold to provide direct funding yet U.S. Gold will receive a cash distribution from operations (although the percentage could vary) when BacTech receives a cash distribution. U.S. Gold can enter the ranks of the gold producers and participate in cash flow while no significant shareholder dilution is required," said Mr. Reid. BacTech is paying U.S. Gold $62,500/month through June of 2005 as part of their purchase price.

Overview-

     "With the Tonkin Springs mine located on one of the "hottest" gold trends in the world today, with our joint venture partner at Tonkin Springs moving that mine toward production, and with U.S. Gold's investment in Gold Resource who is exploring an exciting high-grade, low cost gold/silver mine for development in Oaxaca, Mexico, U.S. Gold provides an excellent blend of upside potential and near-term gold production that the market has yet to fully value," said Mr. Reid.

THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.























                                       3